EXHIBIT 10.14


               This loan replaces the note dated October 16, 1998.

April 16, 1999

Carl Berg
10050 Bandley Drive
Cupertino, CA 95014

BORROWER: Videonics, Inc.
LENDER:        Carl Berg

This letter is our promise to repay.................................. $1,035,000 cash loaned to Borrower. This loan is due and payable on January 16, 2001. Interest will be due on the outstanding balance for the actual days outstanding from January 16, 1999 at an annual interest rate of 8.0%. Interest will be paid at maturity on January 16, 2001.

       DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this loan or perform Borrower's obligations under this loan. (c) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.


LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance of this loan and all accrued unpaid interest immediately due, without notice, and then Borrower will immediately pay that amount. Lender may delay or forgo enforcing any of its rights or remedies under this loan without losing them.

GENERAL: This note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Santa Clara County, the State of California. This loan shall be governed by and construed in accordance with the laws of the State of California.



BORROWER: Videonics, Inc.

By: /s/ James A. McNeill
    ----------------------------------------
    James A. McNeill, Senior Vice President

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